                                                                    EXHIBIT (T)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-3 Monthly Statement
                      Class A Certificate CUSIP #25466KBR9
                      Class B Certificate CUSIP #25466KBS7


Trust Distribution Date: June 15, 1998          Due Period Ending:  May 31, 1998

Pursuant to the Series Supplement dated as of March 25, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

          Series  1998-3                                  Total         Interest      Principal
             Class A      31 days at 5.781250000%      $4.978298611   $4.978298611   $0.000000000

             Class B      31 days at 5.946250000%      $5.120381944   $5.120381944   $0.000000000

2.      Principal Receivables at the end of the Due Period

        (a) Aggregate Investor Interest                   $17,270,975,009.33
            Seller Interest                                $2,843,199,440.26

            Total Master Trust                            $20,114,174,449.59


        (b) Group One Investor Interest                   $14,720,975,009.33

        (c) Group Two Investor Interest                    $2,550,000,000.00

        (d) Series 1998-3 Investor Interest                  $789,474,000.00

        (e) Class A Investor Interest                        $750,000,000.00

            Class B Investor Interest                         $39,474,000.00


3.      Allocation of Receivables Collected During the Due Period

                                                                    Finance Charge         Principal            Yield
                                                                      Collections          Collections         Collections
        (a) Allocation of Collections between Investor and Seller

            Aggregate Investor Allocation                          $294,123,203.14      $2,129,318,580.97        $0.00

            Seller:                                                 $46,060,931.87        $333,460,254.30        $0.00

        (b) Group One Allocation                                   $251,021,873.23      $1,817,284,502.55        $0.00

        (c) Group Two Allocation                                    $43,101,329.91        $312,034,078.42        $0.00

        (d) Series 1998-3 Allocations                               $13,369,236.51         $96,787,208.23        $0.00

        (e) Class A Allocations                                     $12,688,868.24         $91,861,650.56        $0.00

            Class B Allocations                                        $680,368.27          $4,925,557.67        $0.00

4.      Information Concerning the Series Principal Funding Accounts ("SPFA")

                                Deposits into the
                                    SPFAs This            SPFA             Deposit Deficit      Investment
                                    Due Period           Balance               Amount             Income
         Series 1998-3               $   0.00            $   0.00               0.00            $   0.00

5.      Information Concerning Amount of Controlled Liquidation Payments

                                                                          Total Payments
                                   Amount Paid       Deficit Amount        Through This
                                 This Due Period     This Due Period        Due Period
         Series 1998-3               $   0.00            $   0.00            $   0.00

6.      Information Concerning the Series Interest Funding Accounts ("SIFA")

                                                          Deposits Into the
                                                              SIFAs This
                                       Due Period            SIFA Balance
        Series 1998-3               $   3,935,845.92            $   0.00

7.      Pool Factors

                                                                     This Due Period
        Class A                                                        1.00000000

        Class B                                                        1.00000000

8.      Investor Charged-Off Amount

                                                                        Cumulative
                                                                  Investor Charged-Off
                                           This Due Period               Amount
        (a) Group One                      $107,249,256.78               $0.00

        (b) Group Two                       $18,415,070.92               $0.00

        (c) Series 1998-3                    $5,712,014.90               $0.00

        (d) Class A                          $5,421,327.12               $0.00

            Class B                            $290,687.78               $0.00

9.      Investor Losses This Due Period

                                                                   Per $1,000 of
                                                                 Original Invested
                                                 Total               Principal
        (a) Group One                            $0.00                $0.00

        (b) Group Two                            $0.00                $0.00

        (c) Series 1998-3                        $0.00                $0.00

        (d) Class A                              $0.00                $0.00

            Class B                              $0.00                $0.00

10.     Reimbursement of Investor Losses This Due Period

                                                                  Per $1,000 of
                                                                Original Invested
                                                  Total              Principal
        (a) Group One                            $0.00                $0.00

        (b) Group Two                            $0.00                $0.00

        (c) Series 1998-3                        $0.00                $0.00

        (d) Class A                              $0.00                $0.00

            Class B                              $0.00                $0.00

11.     Aggregate Amount of Unreimbursed Investor Losses


                                                                 Per $1,000 of
                                                                Original Invested
                                                 Total              Principal
        (a) Group One                            $0.00                $0.00

        (b) Group Two                            $0.00                $0.00

        (c) Series 1998-3                        $0.00                $0.00

        (d) Class A                              $0.00                $0.00

            Class B                              $0.00                $0.00

12.     Investor Monthly Servicing Fee Payable at the end of the Due Period

        (a) Group One                                        $24,750,236.10

        (b) Group Two                                        $ 4,250,000.00

        (c) Series 1998-3                                    $ 1,315,790.00

        (d) Class A                                          $ 1,250,000.00

            Class B                                          $    65,790.00

13.     Class Available Subordinated Amount at the end of the Due Period

                                                                          As a Percentage
                                                                            of Class A
                                                  Total                    Invested Amount
        Series 1998-3 Class B               $   98,684,250.00                 13.1579%

14.     Total Available Credit Enhancement Amounts

                                                            Shared Amount           Class B Amount
        Maximum Amount                                         $0.00                 $59,210,550.00

        Available Amount                                       $0.00                 $59,210,550.00

        Amount of Drawings on Credit Enhancement
         for this Due Period                                   $0.00                 $         0.00

15.     Delinquency Summary

        End of Due Period Master Trust Receivables Outstanding               $20,416,422,482.04


                                  Delinquent Amount          Percentage of Ending
          Payment Status            Ending Balance          Receivables Outstanding
        30-59 days                $   554,513,215.19               2.72%

        60-179 days               $   932,105,840.72               4.57%


                                   U.S. BANK NATIONAL ASSOCIATION
                                   as Trustee


                                   BY: ____________________________
                                            Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1998-3 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 25, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-3 Master Trust Certificates for the Distribution Date occurring on June 15, 1998:


1.      Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.      The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.      The aggregate amount of Collections processed during the related Due
        Period is equal to                                     $2,802,962,970.21

4.      The aggregate amount of Class A Principal Collections processed during
        the related Due Period is equal to                        $91,861,650.56

5.      The aggregate amount of Class A Finance Charge Collections processed
        during the related Due Period is equal to                 $12,688,868.24

6a.     The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal
        to                                                                 $0.00

6b.     The aggregate amount of Class A Additional Funds for this
        Distribution date is equal to                                      $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

(a)     with respect to the Class A Required Amount Shortfall              $0.00
        is equal to

(b)     with respect to the Class A Cumulative Investor Charged-Off        $0.00
        Amount is equal to

(c)     with respect to the Class A Investor Interest is equal to          $0.00

8.      The sum of all amounts payable to the Class A Certificateholders on the
        current Distribution Date is equal to                      $3,733,723.96

9.      The aggregate amount of Class B Principal Collections processed during
        the related Due Period is equal to                         $4,925,557.67

10.     The aggregate amount of Class B Finance Charge Collections processed
        during the related Due Period is equal to                    $680,368.27

11a. The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during the related Due Period is equal to $0.00

11b.    The aggregate amount of Class B Additional Funds for this Distribution
        date is equal to                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

        (a)     with respect to the Class B Required Amount Shortfall      $0.00
                is equal to

        (b)     with respect to the Class B Cumulative Investor            $0.00
                Charged-Off Amount is equal to

        (c)     with respect to the Class B Investor Interest is equal to$0.00

13.     The sum of all amounts payable to the Class B Certificateholders on the
        current Distribution Date is equal to                        $202,121.96

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 1998.



                               GREENWOOD TRUST COMPANY
                                    as Master Servicer

                               By:______________________________
                               Vice President, Director of Accounting,
                               and Treasurer